Exhibit 32.0

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of First PacTrust Bancorp, Inc. (“the Company”) that this Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2012 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: November 13, 2012	By:	/S/ STEVEN A. SUGARMAN
Steven A. Sugarman
Chief Executive Officer (Principal Executive Officer)

Date: November 13, 2012	By:	/S/ ROBERT M. FRANKO
Robert M. Franko
President

Date: November 13, 2012	By:	/S/ MARANGAL I. DOMINGO
Marangal I. Domingo
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: November 13, 2012	By:	/S/ REGAN J. LAUER
Regan J. Lauer
Senior Vice President/Controller (Principal Accounting Officer)